UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):   March 20, 2020

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officers Forgoing Cash Compensation

On March 20, 2020, as a precautionary measure to provide flexibility in light of the current uncertainty in the global markets resulting from the COVID-19 pandemic and any potential impact on the business of Aegion Corporation (the “Company”), management of the Company recommended, and the Board of Directors of the Company approved, effective April 1, 2020, senior management forgoing, for the immediate future, cash compensation of between 50% and 100% of their respective base salaries, which would have otherwise been paid semi-monthly as part of the Company’s regular payroll.

It is the current intention of the Board of Directors of the Company to grant restricted stock units under the Company’s 2016 Employee Equity Incentive Plan, as amended, to make up for the cash compensation that senior management will forgo.  The restricted stock unit awards will be granted at the end of each calendar quarter while senior management is forgoing cash compensation and then a final grant at the time senior management ceases forgoing cash compensation for the forgone cash compensation during the then current quarter.  In the event that senior management ceases forgoing cash compensation before June 30, 2020, there will be just one grant of restricted stock unit awards for the cash compensation forgone before such date.  The number of restricted stock units granted will equal the amount of forgone cash compensation for each calendar quarter (or portion thereof if senior management ceases forgoing cash compensation during a calendar quarter) divided by the closing stock price of the Company on the date of grant.

Charles R. Gordon, the Company’s President and Chief Executive Officer, David F. Morris, the Company’s Executive Vice President and Chief Financial Officer and Mark A. Menghini, the Company’s Senior Vice President, General Counsel and Secretary will forgo 100% of their base salary cash compensation.  Kenneth L. Young, the Company’s Senior Vice President, Treasury and Tax and John L. Heggemann, the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer will forgo 50% of their base salary cash compensation.

Amendment to Severance Policy

As previously disclosed, the Company adopted a severance policy effective December 18, 2018 (the “Severance Policy”), which was filed with the SEC as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.  On March 20, 2020, in order to address the unprecedented financial impact of COVID-19, the Board of Directors of the Company amended the Severance Policy such that the maximum severance period available to any employee of the Company under the Severance Policy shall be three months.  The forgoing description of the amendment to the Severance Policy is qualified in its entirety by reference to such amended Severance Policy, a copy of which will be filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 2020.

Item 7.01.	Regulation FD Disclosure.

On March 26, 2020, the Company issued a press release announcing certain measures intended to mitigate the impact of the novel coronavirus (COVID-19) outbreak on its business.  Further, the Company is withdrawing its 2020 guidance provided in the Company’s earnings release dated February 26, 2020 and on the Company’s earnings conference call held on February 27, 2020.  A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release of Aegion Corporation, dated March 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ Mark A. Menghini
Senior Vice President, General Counsel and Secretary

Date: March 26, 2020